Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-4 of ev3 Inc. of our report dated April 4, 2005, except for Note 2 and Note 24 as to which the date is May 26, 2005 relating to the financial statements and financial statement schedule of ev3 Inc., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
November 23, 2005